Exhibit 99.1

SERIES A PREFERRED STOCK REDEMPTION AGREEMENT

THIS SERIES A PREFERRED STOCK REDEMPTION AGREEMENT (the “Agreement”) is made as of the          day of April, 2005 (the “Closing Date”), by and among AMERICAN REALTY INVESTORS, INC., a Nevada corporation (“ARI”), TRANSCONTINENTAL REALTY INVESTORS, INC., a Nevada corporation (“TCI”), INCOME OPPORTUNITY REALTY INVESTORS, INC., a Nevada corporation (“IORI” and together with TCI and ARI, the “Series A Stockholders”), INNOVO GROUP, INC., a Delaware corporation (“Innovo”), and Denton R.N. Enterprise, Inc., a Texas corporation (“Denton”).  Denton is a party hereto solely for purposes of Sections 4, 7, 9 and 10.

Recitals

A.                                   In April 2002, Innovo’s wholly-owned subsidiary, Innovo Realty, Inc. (“Innovo Realty”), acquired a 30% limited partnership interest in each of 22 separate partnerships as set forth in Schedule 1 (collectively, the “Partnerships”). The Partnerships simultaneously acquired 28 apartment complexes at various locations throughout the United States consisting of approximately 4,000 apartment units as set forth in Schedule 2 (collectively, the “Properties”).  A portion of the aggregate $98,079,644.00 purchase price was paid through the transfer of 195,295 shares of Innovo’s $100, 8% Series A Redeemable Cumulative Preferred Stock (the “Series A Preferred Stock”) to the sellers of the Properties, which are the current Series A Stockholders.

B.                                     On July 7, 2002, Innovo redeemed 1,318.67 shares of the Series A Preferred Stock held by ARI.

C.                                     As of the Closing Date, 193,976.33 shares of the Series A Preferred Stock are issued and outstanding and approximately $4,000,000 of dividends have accrued on these shares.

D.                                    The Series A Stockholders beneficially own 100% of the issued and outstanding shares of the Series A Preferred Stock.

E.                                      The Series A Stockholders and Denton filed suit against Innovo, Innovo Realty and others in the suit styled American Realty Investors, Inc. et al. v. Innovo Realty, Inc., et al., Cause No. 2004-60231-393, In the 393rd District Court of Denton County, Texas (the “Denton County Lawsuit”).  Plaintiffs in the Denton County Lawsuit non-suited their claims without prejudice against Innovo and Innovo Realty prior to the Denton County Lawsuit being transferred to the 160th District Court of Dallas County, Texas and restyled, American Realty Investors, Inc., et al. v. Metra Capital, L.L.C., et al., Cause No. 04-10928-H, In the 160th District Court of Dallas County, Texas (the “Dallas County Lawsuit”) (the Denton County Lawsuit and the Dallas County Lawsuit collectively may be referred to as the “Litigation”).

F.                                      The Series A Stockholders now desire to obtain 100% of Innovo Realty’s limited partnership interests in each of the Partnerships and have proposed to Innovo that Innovo redeem the

193,976.33 outstanding shares of Series A Preferred Stock by the transfer to the Series A Stockholders of 100% of the issued and outstanding shares of Innovo Realty in full satisfaction of the redemption price for the Series A Preferred Stock.

G.                                     The Series A Stockholders and Innovo desire that Innovo redeem the Series A Preferred Stock in accordance with the Agreement’s terms and conditions.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and undertakings herein contained, and for other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                                       Consent and Waiver.  (a) Each of the Series A Stockholders hereby consents to the redemption of its shares of Series A Preferred Stock in exchange for the number of shares of Innovo Realty common stock listed next to such holder’s name in Section 2 below.

(b)                                 The consideration specified in Section 1(a) hereof (i) shall constitute the “Final Redemption Price” under the “CERTIFICATE OF RESOLUTION OF DESIGNATION, PREFERENCES AND OTHER RIGHTS, $100 Redeemable 8% Cumulative Preferred Stock (“Series A Certificate of Designation”) and (ii) is, and shall be deemed to be, in full satisfaction of the Redemption Price (as defined in the Series A Certificate of Designation) including, but not limited to, any and all accrued and unpaid dividends owed to each of the Series A Stockholders, and no additional consideration or payments of any type whatsoever are or shall be due or owning to each of the Series A Stockholders by Innovo or any other person or entity.

(c)                                  Each of the Series A Stockholders further hereby waives any requirement of advance notice contained in the Series A Certificate of Designation; and acknowledges, for the avoidance of doubt, that the above mentioned consents and waivers shall be and shall constitute for all purposes under the Series A Certificate of Designation or otherwise all consents and waivers required thereunder or otherwise.

2.                                       Redemption of the Series A Preferred Stock, Etc. (a) On the Closing Date, Innovo shall redeem the Series A Preferred Stock held by the Series A Stockholders. The aggregate redemption price for all of the Series A Preferred Stock is 1,000 shares of the common stock of Innovo Realty to be allocated as follows: (1) 319 shares to ARI, (2) 415 shares to TCI and 266 shares to IORI (collectively, the “IRI Common Stock”).

(b)                                 On the Closing Date, the Series A Stockholders shall reimburse Innovo for the reasonable expenses and fees incurred by Innovo in connection with the Litigation and the preparation and execution of the Agreement in an amount equal to $100,000. Said amount shall be paid by wire transfer on the Closing Date in accordance with the instructions set forth on Exhibit 2(b).

3.                                       Closing Date Deliveries.

On the Closing Date:

(a)                                  Innovo shall have delivered original certificates (or lost certificate affidavits) representing the IRI Common Stock, duly endorsed (or accompanied by duly executed stock powers) to each of ARI, TCI and IORI in the amounts set forth in Section 2 above, together with resignations of all current officers and directors of Innovo Realty.

(b)                                 ARI shall have delivered original certificates (or lost certificate affidavits) representing 61,906.33 shares of Series A Preferred Stock duly endorsed (or accompanied by duly executed stock powers) to Innovo.

(c)                                  TCI shall have delivered original certificates (or lost certificate affidavits) representing 80,485 shares of Series A Preferred Stock duly endorsed (or accompanied by duly executed stock powers) to Innovo.

(d)                                 IORI shall have delivered original certificates representing 51,585 shares of Series A Preferred Stock duly endorsed (or accompanied by duly executed stock powers) to Innovo.

4.                                       Dismissal of Litigation; Release.

a)                                      On the Closing Date, the Series A Stockholders and Denton shall file a Motion to Dismiss with Prejudice and Order of Dismissal with Prejudice (in the form attached hereto as Exhibit 4(a) and cause the dismissal with prejudice of the Litigation and for all Claims (as defined herein) that were brought, that could have been brought or that arise out of or relate to Claims that were brought or that could have been brought by any one or more of the plaintiffs to the Litigation against any one or more of any persons or entities who are or were defendants or could have been a defendant or defendants to the Litigation.

b)                                     The Series A Stockholders and Denton, on behalf of each of themselves and each and all of their respective beneficiaries, fiduciaries, affiliates, parents, subsidiaries, partners, shareholders, officers, directors, members, managers, successors, assigns, heirs and legal administrators, and any and all other persons and entities claiming any ownership interest, directly or indirectly, in any Claim asserted or that could have been asserted by the Series A Stockholders and/or Denton in the Litigation (together, the “First Releasors”), hereby, in any and every capacity any of them ever had, has or may have in the future (including, but not limited to, as shareholders of Innovo or Innovo Realty, if applicable) forever releases, compromises, settles, quitclaims, waives and discharges Innovo and Innovo Realty and each and all of their respective beneficiaries, fiduciaries, affiliates, parents, subsidiaries, partners, shareholders, officers, directors, members, managers, successors, assigns, heirs and legal administrators (together, the “Innovo Releasees”) from any and all actions, causes of action, claims, damages, expenses, judgments, liabilities, settlements, losses and the like of whatever nature, known or unknown, asserted or unasserted, contingent or noncontingent (collectively, the “Claims”), that each or any of the First Releasors ever had, presently has or may have in the future (in any and every capacity any of them ever had, has, or may have in the future, including, but not limited to, as shareholders of Innovo or Innovo Realty, if applicable) against any or all of the Innovo Releasees, including, but not limited to, any and all Claims that were asserted or that could have been asserted in the Litigation, and any and all Claims arising out of or related to (a) any of the Partnerships or Properties, (b) the Series A Certificate of Designation and any of the Limited Partnership Agreements pertaining to the Partnerships, (c) any right or obligation related to any distribution, dividend, allocation or any sinking fund, (d) any alleged payment that allegedly should have been made to any or all of the Series A Stockholders, (e) the management, enforcement of rights, and/or operations of Innovo Realty and/or Innovo, (f) the Series A Preferred Stock or (g) the Sub-Asset Management Agreement dated the 5th of April 2002, by and between Metra Management, L.P., a Delaware limited partnership, and Innovo Realty (collectively, the “First Releasor Claims”).

c)                                      Innovo and Innovo Realty, on behalf of each of themselves and each and all of their respective beneficiaries, fiduciaries, affiliates, parents, subsidiaries, partners, officers, directors, members, managers, successors, assigns, heirs and legal administrators, and any and all other persons and entities claiming any ownership interest, directly or indirectly, in any Claim asserted or that could have been asserted by Innovo and/or Innovo Realty in the Litigation (the “Second Releasors”) hereby, in any and every capacity any of them ever had, has or may have in the future forever releases, compromises, settles, quitclaims, waives and discharges the Series A Stockholders and Denton and each and all of their beneficiaries, fiduciaries, affiliates, parents, subsidiaries, partners, shareholders, officers, directors, members, managers, successors, assigns, heirs and legal administrators (together, the “Series A Stockholder and Denton Releasees”) from any and all Claims that each or any of the Second Releasors ever had, presently has or may have in the future (in any and every capacity any of them ever had, has, or may have in the future) against any or all of the Series A Stockholder and Denton Releasees, including, but not limited to, any and all Claims that were asserted or that could have been asserted in the Litigation, and any and all Claims arising out of or related to any of the Partnerships, Properties or the Series A Certificate of Designation (collectively, the “Second Releasor Claims”).

d)                                     Each of the First Releasors shall not, in any capacity each has had, has or ever may have, sue any or all of the Innovo Releasees for any or all of the First Releasor Claims, and shall not pursue and shall not provide assistance to any other person or entity and shall not be in active concert with any other person or entity in asserting, prosecuting, pursuing or the like, any one or more of the First Releasor Claims.

e)                                      Each of the Second Releasors shall not, in any capacity each has had, has or ever may have, sue any or all of the Series A Stockholder and Denton Releasees for any or all of the Second Releasor Claims, and shall not pursue and shall not provide assistance to any other person or entity and shall not be in active concert with any other person or entity in asserting, prosecuting, pursuing or the like, any one or more of the Second Releasor Claims.

f)                                        Notwithstanding the foregoing, the releases contained in this Section 4 shall not release, compromise, settle, waive or discharge any claim for breach of the Agreement.

5.                                       Innovo Realty Name Change.  In no event later than twenty-four (24) hours after the Closing Date, the Series A Stockholders shall file a Certificate of Amendment to the Innovo Realty Certificate of Incorporation with the Secretary of State of Delaware in order to change the name of Innovo Realty to a name that does not include the word “Innovo” and such name change shall be effective within twenty-four (24) hours of the Closing Date.  At no time after twenty-four (24) hours of the Closing Date shall the Series A Stockoholders or Innovo Realty use the word “Innovo” or any word similar thereto in its name.

6.                                       Sales of Properties.  During the time period commencing on the Closing Date and ending one hundred eighty (180) days thereafter (the “No Flip Period”), if more than $8,601,656 of net proceeds are received from the sale of one or more of the Properties or any interest with respect thereto to third parties during the No Flip Period, then with respect to any amounts received from the sale of any Property, or any interest with respect thereto, negotiated or closed during the No Flip Period, Innovo shall receive thirty percent (30%) of any net proceeds received in excess of $8,601,656 at the closing of such sale; provided, however, that no such obligation shall exist with respect to the sale of Properties negotiated and sold after the termination of the No Flip Period.  For purposes of this Section 6, “net proceeds” shall mean gross proceeds received from the sale of a Property or any interest with respect thereto minus closing costs, commissions, proceeds paid to Bank of America or any other lienholder for such sold Property.  Further, for purposes of this Section 6, “negotiated” shall mean (1) any written agreement or contract entered into prior to the termination of the No Flip Period and consummated after the termination of the No Flip Period and (2) any letter of intent, term sheet, written proposal or similar document (collectively, the “Letter Offer”) regarding the sale of any Property or any interest with respect thereto that is delivered or executed by the Series A Stockholders or their affiliates and/or by a buyer of any Property and a transaction to sell such Property or any interest with respect thereto is consummated after the termination of the No Flip Period on substantially the same terms as presented in the Offer Letter.

7.                                       Representations and Warranties of Series A Stockholders and Denton.

The Series A Stockholders and Denton severally represent and warrant to Innovo and the Innovo Releasees that the statements contained in this Section 7 are correct and complete.

(a)                                  Status of Series A Stockholders and Denton.  Each Series A Stockholder and Denton is a corporation duly created, formed or organized, validly existing and in good standing under the laws of the jurisdiction of its creation, formation or organization.

(b)                                 Power and Authority; Enforceability.  Each Series A Stockholder and Denton has the corporate power and authority to execute and deliver the Agreement, and to perform and consummate the transactions contemplated by the Agreement.  Each Series A Stockholder and Denton has taken all actions necessary to authorize the execution and delivery of the Agreement, the performance of such Series A Stockholder’s and Denton’s obligations under the Agreement, and the consummation of the transactions contemplated by the Agreement. The Agreement has been duly authorized, executed and delivered by, and is enforceable against, each Series A Stockholder and Denton.

(c)                                  No Violation.  The execution and delivery of the Agreement by each Series A Stockholder and Denton and the performance and consummation of the transactions contemplated by the Agreement by such Series A Stockholder and Denton will not (i) breach any law or order to which any Series A Stockholder or Denton is subject and any provision of its organizational documents, (ii) breach any contract, order or permit to which a Series A Stockholder or Denton is a party or by which a Series A Stockholder or Denton is bound or to which any of a Series A Stockholder’s or Denton’s assets is subject, or (iii) require any consent.

(d)                                 Shares.  Each Series A Stockholder holds of record and owns beneficially the number of Series A Preferred Shares as set forth in Section 3(b), (c) and (d) above.  With respect to each Series A Stockholder, Exhibit 7(d) sets forth the address, state of residence and federal tax identification number (or social security number, as applicable) of such Series A Stockholder as of the date of the Agreement.

(e)                                  Investment.  Each Series A Stockholder (i) understands that the shares Innovo Realty common stock have not been, and will not be, registered under the Securities Act of 1933, or under any state securities laws, and are being offered in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring shares of Innovo Realty common stock solely for the Series A Stockholder’s own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning Innovo Realty and has had the opportunity to obtain additional information as desired to evaluate the merits and the risks inherent in holding the Innovo Realty common stock, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Innovo Realty common stock, and (vi) is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933.

8.                                       Representations and Warranties of Innovo.

Innovo represents and warrants to the Series A Stockholders and the Series A Stockholder and Denton Releasees that the statements contained in this Section 8 are correct and complete.

(a)                                  Status of Innovo.  Innovo is a corporation duly created, formed or organized, validly existing, and in good standing under the laws of the State of Delaware.

(b)                                 Power and Authority; Enforceability.  Innovo has the corporate power and authority to execute and deliver the Agreement, and to perform and consummate the transactions contemplated by the Agreement.  Innovo has taken all actions necessary to authorize the execution and delivery of the Agreement to which it is party, the performance of Innovo’s obligations under the Agreement, and the consummation of the transactions contemplated by the Agreement. The Agreement has been duly authorized, executed and delivered by, and is enforceable against, Innovo.

(c)                                  No Violation.  The execution and delivery of the Agreement by Innovo and the performance and consummation of the transactions contemplated by the Agreement by Innovo will not (i) breach any law or order to which Innovo is subject and any provision of its organizational documents, (ii) breach any contract, order or permit to which Innovo is a party or by which Innovo is bound or to which Innovo’s assets is subject, except for those assets to which indemnification is granted pursuant to Section 9 of the Agreement, or (iii) require any consent.

(d)                                 Capitalization.  Innovo Realty’s authorized capital stock consists of 1,000 shares of common stock, of which 1,000 shares are issued and outstanding and no shares are held in treasury.

(e)                                  Agreements.  Innovo Realty is not a party to any agreement other than those certain Sub-Asset Management Agreements (“Sub-Asset Management Agreements”) each dated April 5, 2002 between Innovo Realty and Metra Management, L.P. listed on Exhibit 8(e), and each of the Limited Partnership Agreements entered into by Innovo Realty in connection with the Partnerships.

(f)                                    Liabilities.  On the Closing Date and after giving effect to the transactions contemplated in the Agreement, Innovo Realty shall not be liable for any debts or obligations.

(g)                                 Taxes. Except for the potential state and federal tax obligations arising as a result of the redemption of the Series A Preferred Stock pursuant to the Agreement, all taxes or fees required to be paid by Innovo Realty on the Closing Date shall be paid and

Innovo Realty has filed all state and federal tax returns required to have been filed by it on the Closing Date.

(h)                                 Employees.  Innovo Realty has no employees.

(i)                                     Litigation.  Other than the Litigation, there are no other lawsuits, or other proceedings pending against or brought by Innovo Realty.

(j)                                     Assets.  Innovo Realty does not own any other assets other than the Sub-Asset Management Agreements and its limited partnership interests in each of the Partnerships.

9.                                       Indemnification.  (a) Each of the Series A Stockholders and Denton shall jointly and severally indemnify and hold harmless each and all of Innovo, Innovo Realty and the other Innovo Releasees from and against any and all Claims (including reasonable attorneys’ fees) (collectively, “Damages”) arising from or in connection with any (i) Subsequent Claims (as defined below), (ii) inaccuracy in any representation or breach of any warranty any Series A Stockholder or Denton has made in the Agreement, (iii) failure of the Series A Stockholders to duly perform or observe any term, provision, covenant or agreement to be performed or observed by the Series A Stockholders pursuant to the Agreement.  For purposes of this Section 9, “Subsequent Claims” means and includes (1) any Claim which, if brought or asserted by the Series A Stockholders or Denton or the Series A Stockholder and Denton Releasees themselves, would fall within the scope of or be released by the release provided in Section 4(b) above, (2) any claim brought by Bank of America N.A. and its successors and assigns complaining of the execution or performance of the Agreement, and (3) any Claims to any beneficial ownership by a non-signatory in the Series A Preferred Stock represented to be held by such Series A Stockholder in the Agreement.  In addition to the aforementioned provisions of this Section 9(a) the Series A Stockholders hereby agree to indemnify Innovo and/or its subsidiaries, affiliates or the like, from any and all tax liability that shall or may arise in connection with state or federal tax liability that Innovo and/or Innovo Realty incurs as a result of the redemption of the Series A Preferred Stock pursuant to the Agreement or sales of one or more of the Properties during the calendar year 2004, provided that said tax indemnification shall be limited to Fifty Thousand and No/100 ($50,000) Dollars (“Maximum Tax Indemnification Limit”).  Upon the receipt of any such tax bill due and owing by Innovo, as a result of such matters, Innovo shall submit said tax bill to the Series A Stockholders and the Series A Stockholders shall provide for payment of such bill up to the Maximum Tax Indemnification Limit.

(b)                                 Innovo shall indemnify the Series A Stockholders and their respective directors, officers, affiliates, successors and assigns from and against any Damages for any (i) inaccuracy in any representation or breach of any warranty Innovo has made in the Agreement, (ii) failure of Innovo to duly perform or observe any term, provision, covenant or agreement to be performed or observed by Innovo pursuant to the Agreement, and (iii) any Claim which if brought by Innovo or the Innovo Releasees themselves would fall within the scope of or be released by the release provided in Section 4(c).

(c)                                  If any action is commenced against any indemnified party that, if adversely decided against such indemnified party, would give rise to a claim for indemnification under this Section 9 (an “Indemnification Claim”) by such indemnified party, then such indemnified party promptly shall give written notice to the relevant indemnifying party(ies) indicating the nature of such Claim and the basis therefor; provided, however, that failure to give such notice shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been materially prejudiced as a result of such failure.  An indemnifying party may elect at any time to assume and thereafter conduct the defense of such action with counsel of the indemnifying party’s choice reasonably satisfactory to the indemnified party; provided, however, that the indemnifying party will not approve of the entry of any judgment or enter into any settlement with respect to such action without the indemnified party’s prior written consent (which shall not be unreasonably withheld or delayed).  If the indemnifying party assumes the defense of the Indemnification Claim, the indemnified party may continue to participate in such defense but the indemnifying party shall not be responsible for the costs and expenses of any counsel for the indemnified party.  If the indemnified party gives the indemnifying party notice of an indemnification claim and the indemnifying party does not, within 15 days after such notice is given, give notice to the indemnified party of its election to assume the defense of such action, then the indemnified party may, at the indemnifying party’s expense, defend against such action in any manner the indemnified party reasonably deems appropriate.  Notwithstanding the foregoing, no indemnifying party shall approve the entry of any judgment, enter into any settlement, or require any admission of liability or payment by any indemnified party with respect to any Claim which is the subject of an Indemnification Claim without the indemnifying party’s prior written consent (which consent may or may not be given for any reason or no reason at all).

10.                                 Miscellaneous.

(a)                                  Costs and Expenses.  Except as set forth in Section 2(b), each of the parties to the Agreement shall bear its own costs, expenses and fees incurred or assumed by such party in the litigation and in the preparation or execution of the Agreement and in complying with the covenants and conditions herein.

(b)                                 Notices.  Any notice or other communication required or permitted to be given by the Agreement or any other document or instrument referred to herein or executed in connection herewith must be given in writing (which may be by facsimile, hand delivery or by a nationally recognized courier service) to the party to which such notice or communication is directed at the address of such party set forth below.  Subject to the other provisions of the Agreement, any party may change its address

(or redesignate the person to whom such notice shall be delivered) for purposes of the Agreement by giving notice of such change to the other parties pursuant to this Section.  In each instance, with respect to any such notice so given, it only shall be effective upon receipt by the party intended to receive same.

If to ARI:	American Realty Investors, Inc.
1800 Valley View Lane, Suite 300
Dallas, Texas 75234
	Attention:	Mr. Louis J. Corna
	Telephone:	469-522-4281
	Facsimile:	469-522-4360

If to TCI:	Transcontinental Realty Investors, Inc.
1800 Valley View Lane, Suite 300
Dallas, Texas 75234
	Attention:	Mr. Louis J. Corna
	Telephone:	469-522-4281
	Facsimile:	469-522-4360

If to IORI:	Income Opportunity Realty Investors, Inc.
1800 Valley View Lane, Suite 300
Dallas, Texas 75234
	Attention:	Mr. Louis J. Corna
	Telephone:	469-522-4281
	Facsimile:	469-522-4360

(with a copy to ARI’s, TCI’s & IORI’s counsel (which shall not constitute notice)

Bennett, Weston & LaJone, P.C.
1750 Valley View Lane, Suite 120
Dallas, Texas 75234
	Attention:	Mr. Jay A. LaJone
	Telephone:	214-373-2556
	Facsimile:	214-393-4025

If to Denton:	Denton R.N. Enterprise, Inc.
1755 Wittington Place, Suite 340
Dallas, Texas 75234
	Attention:	Mr. J. T. Tackett
	Telephone:	817-475-0465
	Facsimile:	214-361-0964

If to Innovo:	Innovo Group, Inc.
5804 East Slauson Avenue
Commerce, California 90040
	Attention:	Mr. Jay Furrow
	Telephone:	323-725-5572
	Facsimile:	323-201-3846

with a copy to Innovo’s counsel (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP
590 Madison Avenue
New York, New York 10022
Attention: Steven M. Pesner, P.C.
Facsimile: (212) 872-1002
Telephone: (212) 872-1070

(c)                                  Further Cooperation.  To the extent that any party’s further approval or other action is deemed necessary or desirable by any other party in order to effectuate the terms and conditions of the Agreement and the conveyances provided for herein, such party shall execute and deliver all reasonable documents and take all actions reasonably requested by another party to effectuate the terms and conditions of the Agreement.

(d)                                 Contents of Agreement; Parties-in-Interest; Assignments.  The Agreement, together with the exhibits annexed hereto and other documents executed in connection with the redemption of the Series A Preferred Stock, sets forth the entire understanding of the parties and any previous agreements, representations or understandings between the Series A Stockholders, Denton and Innovo, is superseded by the Agreement.  All representations, warranties, covenants, terms, conditions and provisions of the Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties to the Agreement, the Innovo Releasees and the Series A Stockholder and Denton Releasees and their respective successors and assigns.  The Agreement may not be assigned by any party without the prior written consent of the other parties.

(e)                                  Captions.  The captions or titles of any section or provision of the Agreement or any exhibit annexed hereto are for conveniences of reference only, are not to be construed as part of the Agreement, and shall not operate or be construed as defining or limiting in any way the scope of any provision hereof.

(f)                                    Counterparts.  The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which collectively shall constitute one and the same instrument representing the agreement among the parties, and it shall not be necessary for the proof of the Agreement that any party produce or account for more than one such counterpart.

(g)                                 Modification or Waiver.  The Agreement may be amended, modified or superseded and any of the terms, covenants, representations, warranties or conditions hereof may be waived, at anytime only by a written instrument executed by the parties hereto.  No waiver of any nature, in any one or more instance, shall be deemed to be or be construed as a further or continued waiver of any condition or any breach of any other term, covenant, representation or warranty in the Agreement.  The Agreement and each provision hereof may not be waived, altered, amended or modified, except in writing, duly executed by all of the parties.

(h)                                 Governing Law and Enforcement.  The Agreement shall be construed and enforced in accordance with the laws of the State of Texas, the state in which it was negotiated, executed and delivered.  Should any clause, sentence, section or paragraph of the Agreement be judicially or administratively declared to be invalid, unenforceable or void under the laws of the State of Texas or the United States of America, or any agency or subdivision thereof, such decision shall not have the effect of invalidating or voiding the remainder of the Agreement and such clause, sentence, section or paragraph so held to be invalid, unenforceable or void shall be deemed to have been deleted herefrom and the remainder shall have the same force and effect as if such part or parts had never been included herein, and if any provision of the Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced..  In the event any party shall fail to perform any of its obligations under the Agreement, such party shall pay all reasonable expenses, including attorney’s fees, which may be incurred by any party which is successful in enforcing the Agreement.

(i)                                     Facsimile.  The Agreement may be transmitted by facsimile transmission, and it is the intent of the parties for the facsimile of any autograph reproduced by a receiving facsimile of any complete photocopy of the Agreement to be deemed an original counterpart.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have caused the Agreement to be executed as of the date and year first above written.

ARI:	AMERICAN REALTY INVESTORS, INC.

	By:	/s/ A. Cal Rossi, Jr.
	Name:	A. Cal Rossi Jr.
	Title:	VP

TRI:	TRANSCONTINENTAL REALTY INVESTORS, INC.

	By:	/s/ A. Cal Rossi, Jr.
	Name:	A. Cal Rossi Jr.
	Title:	VP

IORI:	INCOME OPPORTUNITY REALTY INVESTORS, INC.

	By:	/s/ A. Cal Rossi, Jr.
	Name:	A. Cal Rossi Jr.
	Title:	VP

INNOVO:	INNOVO GROUP, INC.

	By:	/s/ Jay Furrow
	Name:	Jay Furrow
	Title:	CEO

For purposes of Sections 4, 7, 9 and 10 only

DENTON:	DENTON R.N. ENTERPRISE, INC.

	By:	/s/ J.T. Tackett
	Name:	J.T. Tackett
	Title:	Chairman and CEO

Schedule 1

Partnerships

Metra Cross Pool 1, LP

Metra Cross Pool 2, LP

Metra Arbor Pointe, LP

Metra Brighton Court, LP

Metra Delmar Valley, LP

Metra Enclave, LP

Metra Fairway View, LP

Metra Fountain Lake, LP

Metra Harper’s Ferry, LP

Metra Meridian, LP

Metra Quail Oaks, LP

Metra Sunchase, LP

Metra Westwood, LP

Metra Willow Creek, LP

Metra Windsor Tower, LP

Metra Wood Hollow, LP

Schedule 2

List of Properties

Apple Lane

Arbor Pointe

Brighton Court

Delmar Valley

Enclave

Fairway View

Fairways

Fountain Lake

Fountains at Waterford

Governor’s Square

Harper’s Ferry

Meridian

Oak Park IV

Quail Oaks

Signature Place

Sinclair Place

Sunchase

Timbers on Broadway

Westwood

Willow Creek

Windsor Tower

Wood Hollow (Regency Falls)

Exhibit 4(a)

Motion to Dismiss with Prejudice and Order of Dismissal with Prejudice

[To be Provided]

Exhibit 7(d)

Information for Each Series A Stockholder

American Realty Investors, Inc.

1800 Valley View Lane, Suite 300

Dallas, Texas  75234

Nevada corporation

Tax ID:  75-2847135

Transcontinental Realty Investors, Inc.

1800 Valley View Lane, Suite 300

Dallas, Texas  75234

Nevada corporation

Tax ID:  94-6565852

Income Opportunity Realty Investors, Inc.

1800 Valley View Lane, Suite 300

Dallas, Texas  75234

Nevada corporation

Tax ID:  75-2615944

Exhibit 8(e)

List of Sub-Asset Management Agreements